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                                                                     Exhibit 4.2

                             SHAREHOLDERS' AGREEMENT


     SHAREHOLDERS' AGREEMENT, dated as of January 3, 1994, by and among WGIM Acquisition Corporation, a corporation organized under the laws of Canada (the "Company"), the persons listed as "Selling Shareholders" on the signature pages hereof (collectively, the "Selling Shareholders"), Wasserstein Perella Partners, L.P., a Delaware limited partnership, Wasserstein Perella Offshore Partners, L.P., a Delaware limited partnership (the two immediately preceding parties referred to herein collectively as "WP"), Bradley J. Wechsler ("Wechsler"), Richard L. Gelfond ("Gelfond" and, together with Wechsler, the "GW Shareholders") and Douglas Trumbull ("Trumbull"); the Selling Shareholders and Trumbull being collectively referred to herein as the "Original Shareholders"; the Selling Shareholders, the GW Shareholders, Trumbull and WP sometimes being collectively referred to herein as the "Shareholders".


                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Company has entered into a Share Purchase Agreement dated as of the date hereof (the "Acquisition Agreement") with the Selling Shareholders pursuant to which the Company has agreed, subject to the terms and conditions thereof, to purchase all of the outstanding shares of common stock of Imax Corporation, a corporation organized under the laws of Canada ("Imax") (the "Acquisition") from the Selling Shareholders;

     WHEREAS, upon the Closing (as defined in the Acquisition Agreement), each of Gelfond and Wechsler will be the registered holder and beneficial owner of an aggregate of 323,728 common shares of the Company (the "Common Stock") and warrants (the "GW Warrants") to purchase 143,879 shares of Common Stock;

     WHEREAS, upon the Closing, WP will be the registered holder and beneficial owner of 240,000 Class A Preferred Shares ("Class A Preferred Shares") of the Company and warrants ("Warrants") to purchase 3,107,786 shares of Common Stock;

     WHEREAS, upon the Closing, each Selling Shareholder will be the registered holder and beneficial owner of such number of Class B Convertible Preferred Shares ("Class B Preferred Shares") of the Company and of such number of Class C Preferred Shares ("Class C Preferred Shares" which, together with Class A Preferred Shares and Class D Preferred

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Shares, are referred to collectively herein as the "Preferred Stock" of the
Company), in each case set forth opposite such shareholder's name on Schedule A hereto;

     WHEREAS, Trumbull has entered into an Agreement (the "Agreement") to sell all the shares of the Trumbull Company, Inc., a Delaware corporation ("TCI") to the Company in return for 60,000 Class D Preferred Shares ("Class D Preferred Shares") of the Company and employee stock options ("Options") to purchase 129,491 shares of Common Stock.

     WHEREAS, the Shareholders desire to enter into an agreement to provide for certain restrictions on the transferability of Shares (as hereinafter defined) held by the Original Shareholders, pursuant to which the Original Shareholders are granted registration rights with respect to their Shares in the manner and for the purposes specified herein, and to provide for certain other matters, all as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


     Section 1. Definitions

     The terms set forth below shall have following definitions:

     "Acquisition" has the meaning set forth in the Recitals hereto.

     "Acquisition Agreement" has the meaning set forth in the Recitals hereto.

     "Act" means the Securities Act of 1933, as amended.

     "Advice" has the meaning set forth in Section 4(b) hereof.

     "Affiliate" of any Person means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person. A Person shall be deemed to "control" (including the correlative meanings, the terms "controlling", "controlled by", and "under common control with") another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, of the controlled Person, whether through ownership of voting securities, by contract or otherwise.

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     "Class A Preferred Shares" has the meaning set forth in the Recitals hereto.

     "Class B Preferred Shares" has the meaning set forth in the Recitals hereto.

     "Class C Preferred Shares" has the meaning set forth in the Recitals hereto.

     "Class D Preferred Shares" has the meaning set forth in the Recitals hereto.

     "Closing" has the meaning set forth in the Recitals hereto.

     "Come Along Notice" has the meaning set forth in Section 2(e) hereof.

     "Commission" has the meaning set forth in Section 4(b) hereof.

     "Common Stock" has the meaning set forth in the Recitals hereto.

     "Company" has the meaning set forth in the introductory paragraph hereto; provided that, after the effectiveness of the amalgamation referred to in
Section 3, all references herein to the "Company" shall refer to the new corporation formed by such amalgamation.

     "Exchange Act" has the meaning set forth in Section 4(e) hereof.

     "GW Warrants" has the meaning set forth in the Recitals hereto.

     "Imax" has the meaning set forth in the Recitals hereto.

     "Inspectors" has the meaning set forth in Section 4(b) hereof.

     "NASD" has the meaning set forth in Section 4(b) hereof.

     "Original Shareholders" has the meaning set forth in the introductory paragraph hereto.

     "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated or

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governmental organization or any agency or political subdivision thereof.

     "Piggyback Registration" has the meaning set forth in Section 4(a) hereof.

     "Preferred Stock" has the meaning set forth in the Recitals hereto.

     "Proposed Registration" has the meaning set forth in Section 4(a) hereof.

     "Prospective Transferee" has the meaning set forth in Section 2(d) hereof.

     "Records" has the meaning set forth in Section 4(b) hereof.

     "Registration Expenses" has the meaning set forth in Section 4(d) hereof.

     "Registrable Securities" means the shares of Common Stock issuable upon conversion of the Class B Preferred Shares, but with respect to any such share, only so long as such share continues to be a Restricted Security.

     "Restricted Security" means a share of Common Stock or a share of Preferred Stock (or a share of Common Stock issuable upon conversion of Preferred Stock) until such time as such share (i) has been effectively registered under the Act and disposed of in accordance with the registration statement covering it, (ii) has been sold publicly pursuant to Rule 144 (or any similar provision then in force) under the Act, or (iii) has been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for it not subject to any legal or other restriction and not being a legend restricting its transfer without registration or an exemption therefrom.

     "Second Anniversary" means the second anniversary of the Closing.

     "Shares" means the Preferred Stock, the Warrants, the GW Warrants, and the Common Stock, including the Common Stock issuable upon conversion of the Class B Preferred Shares and upon exercise of the Warrants, as the context requires.

     "Shareholders" has the meaning set forth in the introductory paragraph hereto.

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     "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the Board of Directors of their equivalents of such Person shall, at the time as of which any determination is being made, be owned by the Company, either directly or through Subsidiaries.

     "Take-Along Notice" has the meaning set forth in Section 2(d) hereof.

     "transfer" has the meaning set forth in Section 2(a) hereof.

     "Warrants" has the meaning set forth in the Recitals hereto.

     "WP" has the meaning set forth in the introductory paragraph hereto.


     Section 2. Restrictions on Transfers of Shares and Rights of Co-Sale; Financial Statements.

     (a) Restrictions on Transfers of Shares. No transfer, sale, assignment, pledge or other hypothecation or disposition, voluntary or involuntary (each, a "transfer"), of Shares held by an Original Shareholder shall be valid unless the terms and conditions of this Agreement shall have been complied with. Any attempted transfer in violation of the terms and conditions of this Agreement shall be ab initio void.

     (b) Legends. (i) The Company shall be entitled to affix to each certificate evidencing Shares held by an Original Shareholder a legend in substantially the following form:

     "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY.

     THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN A SHAREHOLDERS' AGREEMENT, DATED AS OF JANUARY 3, 1994, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE

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     MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL
     HAVE BEEN COMPLIED WITH."

     (ii) In the event that any Shares held by an Original Shareholder shall cease to be Restricted Securities, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the first paragraph of the legend required by Section 2(b)(i) endorsed thereon. In the event that any Shares shall cease to be subject to the restrictions on transfer set forth in this Agreement, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate evidencing such Shares without the second paragraph of the legend required by Section 2(b)(i).

     (c) Certain Restrictions on Transfer. Each Original Shareholder agrees that he will not, directly or indirectly, make or solicit any transfer of any Share held by such Shareholder other than (i) any transfer to a person (A) by will or the laws of descent and distribution or (B) by transfer of any kind for tax or estate planning purposes, provided, however, that such transferee is (I) the issue or spouse of an Original Shareholder, (II) a company controlled by any combination of an Original Shareholder, the issue or the spouse of an Original Shareholder (provided that such company continues to be so controlled), or (III) any trust established for the benefit of an Original Shareholder, the issue or the spouse of an Original Shareholder, or any combination thereof; (ii) any transfer that is made in compliance with the procedures, and subject to the limitations, set forth in Sections 2(d) and 2(e); (iii) any transfer pursuant to an effective registration statement under the Act or under Rule 144 under the Act (or any similar or successor rule). Notwithstanding the foregoing, except as otherwise expressly provided in this Agreement, all transfers permitted by the foregoing clause (i) shall be subject to, and shall not be made other than in compliance with, the provisions of Section 2(f).

     (d) Take-Along Right. If any of WP, Gelfond or Wechsler, as the case may be, proposes to sell or transfer any of their Shares (other than Preferred Stock) in one or more related transactions which will result in a sale or transfer by WP, Gelfond or Wechsler, as the case may be, of a majority of the aggregate number of Shares held by such parties, then WP, Gelfond or Wechsler, as the case may be, shall promptly give written notice thereof (a "Take-Along Notice") to the Original Shareholders at least 30 days prior to the closing of such sale or transfer. The Take-Along Notice shall specify the precise number of Shares or percentage of holdings to be sold or transferred and shall describe in reasonable

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detail the proposed sale or transfer including, without limitation, the name and address of the prospective purchaser or transferee of the Shares (such purchaser or transferee and any other purchaser or transferee of the Shares permitted under this Agreement being a "Prospective Transferee"), the number of and type of the Shares to be sold or transferred, the proposed amount and form of the conditions of payment thereof offered by the Prospective Transferee, that the Prospective Transferee has been informed of the take-along right in this Section 2(d) and has agreed to purchase Shares in accordance with the terms hereof and any other material terms or conditions of the sale or transfer. Each Original Shareholder shall have the right, exercisable upon written notice (the "Acceptance Notice") delivered to WP, Gelfond or Wechsler, as the case may be, within 15 days after such receipt of the Take-Along Notice, to participate in such sale or transfer on the same terms and conditions as set forth in the Take-Along Notice. The Acceptance Notice shall state that such Original Shareholder wishes to transfer Shares to the Prospective Transferee on the terms described in the Take-Along Notice, and shall state the number of Shares thereof that such Original Shareholder wishes to include in the proposed transfer. If such Original Shareholder has delivered a timely Acceptance Notice it shall have the right to sell a number of Shares equal to the product obtained by multiplying (i) the aggregate number of Shares covered by the Take-Along Notice by (ii) a fraction the numerator of which is the number of Shares owned by the Original Shareholders at the time of the sale or transfer and the denominator of which is the number of Shares owned by WP, the GW Shareholders and the Original Shareholders at the time of such sale or transfer. For purposes of this Section 2(d), the number of Shares owned by a party shall be the number of shares of Common Stock owned by such party assuming that such party exercises all of its exchange, conversion and subscription and similar rights with respect to all securities of the Company.

     (e) Come-Along Right. If any of WP, Gelfond or Wechsler, as the case may be, determines to transfer all of their Shares in one or more related transactions which will result in a transfer by WP, Gelfond or Wechsler, as the case may be, of a majority of the aggregate number of Shares held by such parties, and it wishes to require the Original Shareholders to sell their Shares in such sale, then WP, Gelfond or Wechsler, as the case may be, shall give written notice thereof (the "Come-Along Notice") to the Original Shareholders, at least 20 days prior to such transfer. Such notice shall describe in reasonable detail the proposed transfer by WP, Gelfond or Wechsler, as the case may be, including, without limitation, the name and address of the Prospective Transferee, the number and type of the Shares

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proposed to be transferred, the proposed amount and form of the consideration to be paid and the terms and conditions of payment thereof offered by the Prospective Transferee and any other material terms or conditions of the transfer. Each Original Shareholder shall be required to sell all of his Shares to such third party or parties concurrently with the sale by WP, Gelfond or Wechsler, as the case may be, of its Shares, on the terms and conditions approved by WP, Gelfond or Wechsler, as the case may be, subject to the consideration per Share to be received by such Original Shareholder being identical to the consideration per Share being received by WP, Gelfond or Wechsler, as the case may be.

     (f) Transferees to Execute Agreement. Each Original Shareholder agrees that it will not directly or indirectly make any transfer of any Shares held by such Original Shareholder, unless, prior to the consummation of any such transfer, the Prospective Transferee (i) executes and delivers to the Company an agreement, in form and substance satisfactory to the Company, whereby such Prospective Transferee confirms that, with respect to the Shares that are the subject of such transfer, it shall be deemed to be an "Original Shareholder" for the purposes of this Agreement and agrees to be bound by all the terms of this Agreement and (ii) unless the Company otherwise agrees in writing, delivers to the Company an opinion of counsel, satisfactory in form and substance to the Company, to the effect that the agreement referred to above that is delivered by such Prospective Transferee is a legal, valid and binding obligation of such Prospective Transferee enforceable against such Prospective Transferee in accordance with its terms. Upon the execution and delivery by such Prospective Transferee of the agreement referred to in clause (i) of the next preceding sentence and, if required, the delivery of the opinion of counsel referred to in clause (ii) of the next preceding sentence, such Prospective Transferee shall be deemed an "Original Shareholder" for the purposes of this Agreement, and shall have the rights and be subject to the obligations of an Original Shareholder hereunder with respect to the Shares transferred to such Prospective Transferee. Notwithstanding the foregoing, the provisions of this Section 2(f) shall not apply to transfers of Shares made pursuant to Section 2(c)(ii) or (iii) hereof.

     (g) Financial Statements. The Company will furnish to the Shareholders, contemporaneously with holders of the Company's debt securities, audited consolidated financial statements of the Company, including a balance sheet, income statement, statement of surplus and statement of changes in financial position, together with notes thereto and setting

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forth the corresponding figures of the previous year in comparative form.


     Section 3. Amalgamation. Each party hereto acknowledges that, immediately following the Closing, Imax, a wholly-owned subsidiary of the Company, will amalgamate with the Company, pursuant to which, among other things, all Shares shall be Shares of the corporation continuing following such amalgamation. Each party hereto agrees to vote all Shares, if any, held by such party entitled to a vote thereon, in favour of such amalgamation and to cause its respective directors to vote in favor of such amalgamation. From and after such amalgamation, all references herein to the "Company" shall refer to the new corporation continuing following such amalgamation.


     Section 4. Registration Rights.

     (a)  Piggyback Registration Rights.

     (1)  Right to Piggyback. Subject to the last sentence of this paragraph
(1), whenever the Company proposes to register any shares of Common Stock under the Act at any time after the Second Anniversary, other than (A) a registration statement on Form S-4 or S-8 (or any successor forms or comparable foreign forms) or filed in connection with an exchange offer or (B) an offering of securities solely to the Company's existing shareholders (a "Proposed Registration"), and the registration form to be used may be used for the registration of the Registrable Securities (a "Piggyback Registration"), the Company will give prompt written notice to each Original Shareholder of its intention to effect such a registration and will, subject to Section 4(a)(2) hereof, include in such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein from each Original Shareholder within 15 days after receipt of the Company's notice, provided that if, at any time after giving written notice of its intention to register any shares of Common Stock and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such shares, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (1) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and
(2) in the case of delay in registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other shares.

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Except as may otherwise be provided in this Agreement, Registrable Securities with respect to which such request for registration has been received will be registered by the Company and offered to the public pursuant to this Section 4 on the same terms and subject to the same conditions applicable to similar securities of the Company included in the Proposed Registration. No Original Shareholder will be entitled to include Registrable Securities pursuant to this
Section 4(a) (1) in a registration statement relating to the initial public offering of shares of Common Stock (or securities exchangeable or exercisable for or convertible into Common Stock, or the Common Stock underlying such exchangeable or convertible securities).

     If the Company proposes, in conjunction with a Piggyback Registration, to file a prospectus with any Canadian securities regulatory authority or otherwise to qualify the shares of Common Stock for distribution in any province of Canada (a "Canadian Offering"), the Original Shareholders shall be entitled to participate in such Canadian Offering to the same extent and on the same terms and conditions (before, during and after the Canadian Offering), mutatis mutandis, as they are entitled to participate in the Piggyback Registration under this Agreement.

     (2) Priority of Piggyback Registrations. If the managing underwriter or underwriters advise the Company that in its or their opinion the number or type of securities proposed to be sold in a registration statement exceeds the number or type which can be sold in such offering (a) at a price reasonably related to the then current market value of such securities, or (b) without otherwise materially and adversely affecting the entire offering, then the Company will include in such registration the number or type of Registrable Securities which, in the opinion of such underwriter or underwriters, can be sold as follows without having the adverse effect referred to above: (i) first, all the securities that the Company proposed to sell for its own account or is required to register on behalf of any third party exercising demand registration rights and (ii) second, to the extent that the number of securities described in clause
(i) above is less than the number of securities that the Company has been advised can be sold in such offering without the adverse effect referred to above, the Registrable Securities which have been requested to be included in such registration under this Section 4(a) and all shares of Common Stock requested to be included by third parties exercising rights similar to those granted in this Section 4(a), on a pro rata basis (which shall be based on the number of shares of Common Stock then owned by each holder of Registrable

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Securities and each such other party, assuming exercise by them of all exchange, conversion, subscription and similar rights with respect to all securities of the Company).

     (b) Registration Procedures. With respect to any Piggyback Registration, the Company will, as expeditiously as practicable:

     (1) prepare and file with the Securities and Exchange Commission (the "Commission") a registration statement which includes the Registrable Securities and use all reasonable efforts to cause such registration statement to become effective;

     (2) prepare and file with the Commission such amendments and post-effective amendments to the registration statement as may be necessary to keep the registration statement effective for a period of not less than 90 days (or such shorter period which will terminate when all Registrable Securities covered by such registration statement have been sold or withdrawn) cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with intended methods of disposition by the sellers thereof set forth in such registration statement or supplement to the prospectus;

     (3) furnish to any holder of Registrable Securities included in such registration statement and the underwriter or underwriters, if any, without charge, at least one confirmed copy of the registration statement and any post-effective amendment thereto, upon request, and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as such holder or underwriter may request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each holder holding Registrable Securities covered by the registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

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     (4)  notify each holder of Registrable Securities included in such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Act, when the Company becomes aware of the occurrence of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading and, as promptly as practicable at the request of such holder, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

     (5) use all reasonable efforts to cause all Registrable Securities included in such registration statement to be listed on each securities exchange on which the Common Stock is then listed, if any;

     (6) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment;

     (7) on or prior to the date on which the registration statement is declared effective, use all reasonable efforts to register or qualify, and cooperate with the holders of Registrable Securities included in such registration statement, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other jurisdiction as any such holder or underwriter reasonably requests in writing, to use all reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities covered by the applicable registration statement; provided, that the

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Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

     (8) cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

     (9) use all reasonable efforts to cause the Registrable Securities covered by the registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such securities;

     (l0) enter into such customary agreements (including, without limitation, an underwriting agreement in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters retained by the holders participating in an underwritten public offering, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

     (11) make available for inspection by any holder of Registrable Securities included in such registration statement, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter (collectively, the "Inspectors") all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable the Inspectors to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement; provided that Records which the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed to the Inspectors;

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     (12) use all reasonable efforts to obtain a "cold comfort" letter from the
Company's independent public accountants and an opinion of outside counsel to the Company, each in customary form and covering matters of the type customarily covered by "cold comfort" letters or opinions of counsel; and

     (13) cooperate with each seller of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

     Each holder of Registrable Securities, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(b)(4) will forthwith discontinue disposition of the Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(b)(4) or until it is advised in writing (the "Advice") by the Company that the use of the prospectus may be resumed and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such holder will, or will request the managing underwriter or underwriters, if any, to deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in Section 4(b)(2) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by each registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(b)(4) or the Advice.

     (c)  Holdback Arrangements.

     (1) Restrictions on Public Sale by Holders of Registrable Securities. To the extent not inconsistent with applicable law, each holder whose Registrable Securities are included in an underwritten registration statement agrees not to effect any public sale or distribution of the securities being registered or a similar security of the Company, or any securities convertible into or exchangeable or exercisable for such securities, including a sale pursuant to Rule 144 under the Act, during the 14 days prior to, and during the 30-day period beginning on, the effective date of such registration statement, if and to the extent requested by the managing underwriter or underwriters of such underwritten public offering, other than pursuant to such underwritten public offering.

     (2) Restrictions on Public Sale by the Company and Others. The Company, WP, each of Gelfond and Wechsler and each Original Shareholder agree (i) not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (other than any such sale or distribution of such securities pursuant to registration of such securities on Form S-4 or S-8 or any successor forms or comparable foreign forms or any such sale or distribution of such securities in connection with any merger, amalgamation or consolidation involving the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of the capital equity or substantially all of the assets of any other Person) during the 14 days prior to, and during the 30-day period beginning on, the effective date of any registration statement except as part of such registration statement; and (ii) that any agreement entered into after the date of this Agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain a provision under which holders of such securities agree not to effect any public sale or distribution of any such securities during the periods described in (i) above, in each case including a sale pursuant to Rule 144 (or any similar provision then in force) under the Act (except as part of any such registration, if permitted) provided, however, that the provisions of this Section 4(c)(2) shall not prevent the conversion or exchange of any securities pursuant to their terms into or for other securities.

     (3) Other Registrations. If the Company has previously filed a registration statement with respect to any of its Registrable Securities, and if such previous registration has not been withdrawn or abandoned, the Company will not file or cause to be effected any other registration of any of its Registrable Securities under the Act (except on Form S-4 or S-8 or any successor forms or comparable foreign forms) whether on its own behalf or at the request of any holder or holders of Registrable Securities, until a period of at least six months has elapsed from the effective date of such previous registration.

     (d) Registration Expenses. All of the costs and expenses of each registration hereunder, including, without limitation, all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any "qualified independent underwriter" as such term is defined in Schedule E of the By-laws of the NASD, and of its counsel) as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or blue sky laws of any jurisdiction (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), printing expenses, messenger and delivery expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange, and fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any special audit or comfort letters required by or incident to such performance) securities act liability insurance (if the Company elects to obtain such insurance), the fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other persons retained by the Company (but not including any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities or fees or expenses of counsel for holders of Registrable Securities, all of which shall be for the account of such holders) (all such expenses being herein called "Registration Expenses"), will be borne by the Company.

     (e)  Indemnification; Contribution.

     (1) Indemnification by the Company. The Company agrees to indemnify and hold harmless each selling holder of Registrable Securities, its officers, directors, agents, employees, partners and Affiliates and each Person, if any, who controls such selling holder within the meaning of Section 15 of the Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission based upon information with respect to such selling holder furnished in writing to the Company by such selling holder expressly for use therein. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers, directors, agents, employees, partners and Affiliates and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the selling holders provided in this Section 4(e).

     (2) Conduct of Indemnification Proceedings. If any action or proceeding (including any governmental investigation) shall be brought or asserted against any selling holder (or any of its officers, directors, agents, employees, partners or Affiliates) or any Person controlling any such selling holder in respect of which indemnity may be sought from the Company, the Company shall be permitted, unless in the reasonable judgment of such indemnified party a conflict of interest may exist between such indemnified party and the Company with respect to such claim, to assume the defense thereof, including the employment of counsel reasonably satisfactory to such selling holder, and shall assume the payment of all expenses. Whether or not such defense is assumed by the Company, the Company shall not be liable for any settlement of any such action or proceeding effected without its written consent. The Company will not consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. If the Company is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the Company shall be obligated to pay the fees and expenses of such additional counsel or counsels. Any selling holder entitled to indemnification hereunder agrees to give prompt written notice to the Company after the receipt by such selling holder of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such selling holder will claim indemnification or contribution pursuant to this Agreement.

     (3) Indemnification by Holders of Registrable Securities. Each selling holder of Registrable Securities agrees to indemnify and hold harmless the Company, its officers, directors, agents, employees, partners and Affiliates, and each Person, if any, who controls the Company within the meaning of either
Section 15 of the Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to the selling holders of Registrable Securities, but only with respect to information furnished in writing by such selling holder with respect to such selling holder expressly for use in any registration statement or prospectus relating to the Registrable Securities which contained a material misstatement of fact or omission of a material fact, or any amendment or supplement thereto, or any preliminary prospectus. In case any action or proceeding shall be brought against the Company or its officers, directors, agents, employees, partners or Affiliates, or any such controlling Person, in respect of which indemnity may be sought against any selling holder, such selling holder shall have the rights and duties given to the Company, and the Company or its officers, directors, agents, employees, partners or Affiliates, or such controlling Person shall have the rights and duties given to such selling holders by Section 4(e)(2).

     Each selling holder of Registrable Securities also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers, directors, agents, employees, partners and Affiliates, and each Person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 4(e)(3).

     (4) Contribution. If the indemnification provided for in this Section 4(e) is unavailable to the Company, the selling holders or the underwriters in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments in such proportion as is appropriate to reflect the relative fault of the indemnifying parties and indemnified parties in connection with such statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement of omission.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(e)(4) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable consideration referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4(e)(4), no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no selling holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such selling holder were offered to the public exceeds the amount of any damages which such selling holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     (f) Participation in Underwritten Registrations. No holder of Registrable Securities may participate in any underwritten registration hereunder unless such holder (i) agrees to sell its securities on the basis provided in any underwriting arrangements approved by the holders as provided herein and
(ii) completes and executes all questionnaires, powers of attorneys, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

     (g) Participation under Rule 144. The Company covenants that it will file any reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales under Rule 144 under the Act) and that it will take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable the holders of Registrable Securities to sell Registrable Securities without registration under the Act within the limitation of the exemption provided by Rule 144, as it may be amended from time to time (or any similar rule or regulation hereafter adopted by the Commission).

     (h) Termination. This Section 4 shall continue in full force and effect until none of the Shares are Registrable Securities, except that paragraph (e) shall survive any termination of this Section 4.


     Section 5. Miscellaneous.

     (a) Effectiveness. The provisions of this Agreement shall be effective as of the Closing Date (as defined in the Acquisition Agreement).

     (b) Termination. The provision of Section 2(c) shall terminate on the Second Anniversary. The provisions of Section 2(d) and 2(e) shall terminate on the tenth anniversary of the Closing. The provisions of Section 2(a) and (b) and
Section 3 shall survive indefinitely. The provisions of Section 4 shall terminate as provided in Section 4(h).

     (c) Entire Agreement. This Agreement represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written of the parties.

     (d) Amendments, etc. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

     (e) Severability. If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in full force and effect and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     (f) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     (g) Notices. All communications provided for under this Agreement shall be in writing and shall be delivered by hand or by first-class regular mail, postage prepaid, to the following addresses, or such other addresses as shall be given by notice delivered hereunder, and shall be deemed to have been given on the day of personal delivery thereof or the third business day after such mailing:

          If to WP, to:

          Wasserstein Perella & Co., Inc.
          31 West 52nd Street
          26th Floor
          New York, New York 10019
          Attention:  W. Townsend Ziebold

          Wasserstein Perella Partners, L.P.
          31 West 52nd Street
          26th Floor
          New York, New York 10019
          Attention:  W. Townsend Ziebold

          Wasserstein Perella Offshore Partners, L.P
          31 West 52nd Street
          26th Floor
          New York, New York 10019
          Attention:  W. Townsend Ziebold


          with a copy to:

          Shea & Gould
          1251 Avenue of the Americas
          New York, New York 10020
          Attention:  Richard L. Smithline, Esq.


          If to Gelfond or Wechsler, to:

          Bradley J. Wechsler
          88 East Middle Patent Road
          Bedford, New York  10506

               and

          Richard L. Gelfond
          4 Cheviot Road
          Southampton, New York  11968

          with a copy to:

          Shearman & Sterling
          599 Lexington Avenue
          New York, New York 10022
          Attention:  Peter D. Lyons, Esq.


          If to the Company, to:

          IMAX Corporation
          John Davison
          45 Charles Street
          Toronto, Ontario  M4Y 1N1


          If to Trumbull, to:

          The Trumbull Company, Inc.
          P.O. Box 847
          Riverview Road
          Lenox, Massachusetts  01240
          Attention:   Douglas Trumbull


          with a copy to:

          Douglas Trumbull
          P.O. Box 55
          Southfield, Massachusetts  01259

          If to a Selling Shareholder, to the address set forth in Exhibit A for such Shareholder,

or to such other Persons or at such other addresses as shall be furnished by any such party by like notice given to the other parties of this Agreement.

     (h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and to laws of Canada applicable therein.

     (i) Benefit; Successors and Assigns. Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that this Agreement shall not inure to the benefit of any Prospective Transferee unless such Prospective Transferee shall have complied with the terms of Section 2(f). No Original Shareholder may assign any of its rights hereunder to any Person other than a transferee that has complied with the requirements of
Section 2(f) in all respects to the extent required thereby. Nothing in this Agreement either express or implied is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies or obligations under or by reason of this Agreement.

     (j) Injunctive Relief. Each party recognizes that in the event such party fails to perform, observe or discharge any of such party's obligations or liabilities under this Agreement, no remedy at law will provide adequate relief to the injured parties, and agree that the injured parties shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without being required to post a bond or other security.

     (k) Limitation of Liability. No personal liability or responsibility of either GW Shareholder shall at any time be enforceable against either GW Shareholder on account of any representation, warranty, undertaking, covenant or agreement made by it hereunder, either express or implied, all such personal liability, if any, being expressly waived by each party to this Agreement and by all Persons claiming by, through or under any such party, provided that any party to this Agreement making claim hereunder may realize upon the Securities held by each GW Shareholder for satisfaction of the same.

     (l) Execution in Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the day and year first above written.

                                       WGIM ACQUISITION CORPORATION

                                       By /s/ Bradley J. Wechsler
                                          --------------------------------------
                                          Name:  Bradley J. Wechsler
                                          Title: President

                                       WASSERSTEIN PERELLA PARTNERS, L.P.
                                       By Wasserstein Perella Management
                                       Partners, Inc. its general partner

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:


                                       WASSERSTEIN PERELLA OFFSHORE
                                       PARTNERS, L.P.
                                       By Wasserstein Perella Management
                                       Partners, Inc. its general partner

                                       By
                                          --------------------------------------
                                          Name:
                                          Title:

                                       /s/ Richard L. Gelfond
                                       -----------------------------------------
                                                 Richard L. Gelfond


                                       /s/ Bradley J. Wechsler
                                       -----------------------------------------
                                                Bradley J. Wechsler


                                       /s/ Douglas Trumbull
                                       -----------------------------------------
                                                  Douglas Trumbull


Jonathan Barker                        by         *          as attorney-in-fact
                                          ------------------
                                          Jonathan Barker


Nancy Bell                             by         *          as attorney-in-fact
                                          ------------------
                                          Nancy Bell


Gregory J. Breen                       by         *          as attorney-in-fact
                                          ------------------
                                          Gregory J. Breen


C.W. Breukelman                        by         *          as attorney-in-fact
                                          ------------------
                                          C.W. Breukelman

David Breukelman                       by         *          as attorney-in-fact
                                          ------------------
                                          David Breukelman


Elaine Breukelman                      by         *          as attorney-in-fact
                                          ------------------
                                          Elaine Breukelman


Marion Breukelman                      by         *          as attorney-in-fact
                                          ------------------
                                          Marion Breukelman


Tanya Breukelman                       by         *          as attorney-in-fact
                                          ------------------
                                          Tanya Breukelman


W.A. Breukelman                        by         *          as attorney-in-fact
                                          ------------------
                                          W.A. Breukelman


Canmont Investment Corp. Ltd.          by         *          as attorney-in-fact
                                          ------------------
                                          Canmont Investment Corp. Ltd.


James B. Cawthon, Jr.                  by         *          as attorney-in-fact
                                          ------------------
                                          James B. Cawthon, Jr.


Elizabeth Chaplin                      by         *          as attorney-in-fact
                                          ------------------
                                          Elizabeth Chaplin


Diana Chaplin                          by         *          as attorney-in-fact
                                          ------------------
                                          Diana Chaplin

Gordon Chaplin                         by         *          as attorney-in-fact
                                          ------------------
                                          Gordon Chaplin

434786 Ontario Limited                 by         *          as attorney-in-fact
                                          ------------------
                                          434786 Ontario Limited


434787 Ontario Limited                 by         *          as attorney-in-fact
                                          ------------------
                                          434787 Ontario Limited


James D. Chaplin                       by         *          as attorney-in-fact
                                          ------------------
                                          James D. Chaplin


Janet Chaplin                          by         *          as attorney-in-fact
                                          ------------------
                                          Janet Chaplin

Richard Chaplin                        by         *          as attorney-in-fact
                                          ------------------
                                          Richard Chaplin


Charlford Investments Inc.             by         *          as attorney-in-fact
                                          ------------------
                                          Charlford Investments Inc.


Ann Cochren                            by         *          as attorney-in-fact
                                          ------------------
                                          Ann Cochren


Doug Daymond                           by         *          as attorney-in-fact
                                          ------------------
                                          Doug Daymond


Stewart Daymond                        by         *          as attorney-in-fact
                                          ------------------
                                          Stewart Daymond


Daedalus Investments Ltd.              by         *          as attorney-in-fact
                                          ------------------
                                          Daedalus Investments Ltd.


John M. Davison                        by         *          as attorney-in-fact
                                          ------------------
                                          John M. Davison


Executronics Limited                   by         *          as attorney-in-fact
                                          ------------------
                                          Executronics Limited


Allison Ferguson                       by         *          as attorney-in-fact
                                          ------------------
                                          Allison Ferguson


Betty Ferguson                         by         *          as attorney-in-fact
                                          ------------------
                                          Betty Ferguson


Graeme Ferguson                        by         *          as attorney-in-fact
                                          ------------------
                                          Graeme Ferguson


Munro Ferguson                         by         *          as attorney-in-fact
                                          ------------------
                                          Munro Ferguson


Joan Fisk                              by         *          as attorney-in-fact
                                          ------------------
                                          Joan Fisk

Forden Investments Ltd.                by         *          as attorney-in-fact
                                          ------------------
                                          Forden Investments Ltd.


Nancy Garrett                          by         *          as attorney-in-fact
                                          ------------------
                                          Nancy Garrett


Michael A. Gibbon                      by         *          as attorney-in-fact
                                          ------------------
                                          Michael A. Gibbon


Graeholdings Ltd.                      by         *          as attorney-in-fact
                                          ------------------
                                          Graeholdings Ltd.


Jano Holdings Inc.                     by         *          as attorney-in-fact
                                          ------------------
                                          Jono Holdings Inc.


David Bedford Keighley                 by         *          as attorney-in-fact
                                          ------------------
                                          David Bedford Keighley


Patricia Anne Keighley                 by         *          as attorney-in-fact
                                          ------------------
                                          Patricia Anne Keighley


Barbara Kerr                           by         *          as attorney-in-fact
                                          ------------------
                                          Barbara Kerr


Robert Kerr                            by         *          as attorney-in-fact
                                          ------------------
                                          Robert Kerr


Janet Kroitor                          by         *          as attorney-in-fact
                                          ------------------
                                          Janet Kroitor


Paul Kroitor                           by         *          as attorney-in-fact
                                          ------------------
                                          Paul Kroitor


Roman Kroitor                          by         *          as attorney-in-fact
                                          ------------------
                                          Roman Kroitor


Stephanie Kroitor                      by         *          as attorney-in-fact
                                          ------------------
                                          Stephanie Kroitor

Tanya Kroitor                          by         *          as attorney-in-fact
                                          ------------------
                                          Tanya Kroitor


Yvanna Kroitor                         by         *          as attorney-in-fact
                                          ------------------
                                          Yvanna Kroitor


Karen Kucera                           by         *          as attorney-in-fact
                                          ------------------
                                          Karen Kucera


Ian Maxwell                            by         *          as attorney-in-fact
                                          ------------------
                                          Ian Maxwell


Lynn A. McCroskey                      by         *          as attorney-in-fact
                                          ------------------
                                          Lynn A. McCroskey


Andre Picard                           by         *          as attorney-in-fact
                                          ------------------
                                          Andre Picard


Jennifer H. Rae                        by         *          as attorney-in-fact
                                          ------------------
                                          Jennifer H. Rae


G. Mary Ruby                           by         *          as attorney-in-fact
                                          ------------------
                                          G. Mary Ruby


Scocam Investment Corp.                by         *          as attorney-in-fact
                                          ------------------
                                          Scocam Investment Corp.


Sero Sed Serio Inc.                    by         *          as attorney-in-fact
                                          ------------------
                                          Sero Sed Serio Inc.


James Scott Shaw                       by         *          as attorney-in-fact
                                          ------------------
                                          James Scott Shaw


William C. Shaw                        by         *          as attorney-in-fact
                                          ------------------
                                          William C. Shaw


Alexandra Shea                         by         *          as attorney-in-fact
                                          ------------------
                                          Alexandra Shea

Stephen Low Productions Inc.           by         *          as attorney-in-fact
                                          ------------------
                                          Stephen Low Productions Inc.


Martha Turner                          by         *          as attorney-in-fact
                                          ------------------
                                          Martha Turner


Alvis P. Wales, Jr.                    by         *          as attorney-in-fact
                                          ------------------
                                          Alvis P. Wales, Jr.


Robert Andrew Warnock                  by         *          as attorney-in-fact
                                          ------------------
                                          Robert Andrew Warnock


James Warnock                          by         *          as attorney-in-fact
                                          ------------------
                                          James Warnock


Anne D. Watkinson                      by         *          as attorney-in-fact
                                          ------------------
                                          Anne D. Watkinson

- ----------

* William A. Breukelman, by signing his name hereto, does hereby sign this Shareholders Agreement on behalf of each of the Selling Shareholders after whose typed names asterisks appear pursuant to a power of attorney duly executed by each such Selling Shareholder.



                                       By /s/ William A. Breukelman
                                          --------------------------------------
                                          Attorney-in-fact


                                          /s/ William A. Breukelman
                                          --------------------------------------
                                          William A. Breukelman


                                   SCHEDULE A
                                                                 Class B
                                                               Convertible        Class C
                                          Associated            Preferred        Preferred
Selling Shareholder                     Group B Seller            Shares           Shares
- -------------------              ----------------------------  -----------       ---------
Jonathan Barker                                                    1,448              290
Nancy Bell                                                           666              133
Gregory J. Breen                                                   1,448              290
C.W. Breukelman                                                    1,293              259
David Breukelman                                                     376               75
Elaine Breukelman                                                    376               75
Marion E. Breukelman                                                 376               75
Tanya Breukelman                                                     376               75
W. A. Breukelman                 Executronics Limited              1,546              309
Canmont Investment Corp. Ltd.                                      1,940              388
James B. Cawthon, Jr.                                                290               58
Elizabeth Chaplin                                                    405               81
Diana Chaplin                                                        405               81
434786 Ontario Limited                                               579              116
434787 Ontario Limited                                             5,417            1,083
James D. Chaplin                 434787 Ontario Limited               41                8
Janet Chaplin                                                        405               81
Richard Chaplin                                                      405               81
Charlford Investments Inc.                                           985              197
Ann Cochren                                                          434               87
Doug Daymond                                                         145               29
Daedalus Investments Ltd.                                          5,174            1,035
John M. Davison                                                    1,086              217
Executronics Limited                                              19,961            3,992
Allison Ferguson                                                   1,361              272
Betty Ferguson                                                    16,912            3,382
Graeme Ferguson                  Graeholdings Ltd.                 1,059              212
Munro Ferguson                                                     1,361              272
Joan Fisk                                                            695              139
Forden Investments Ltd.                                              956              191
Nancy Garrett                                                        550              110
Michael A. Gibbon                                                  1,014              203
Graeholdings Ltd.                                                 22,635            4,527
Janro Holdings Inc.                                               16,668            3,334
David Bedford Keighley                                               413               83
Patricia Anne Keighley                                               413               83
Barbara Kerr                                                         666              133
Robert Kerr                      Sero Sed Serio Inc.               1,332              266
Janet Kroitor                    Janro Holdings Inc.               1,484              297
Paul Kroitor                                                         681              136
Roman Kroitor                    Janro Holdings Inc.               1,149              230
Stephanie Kroitor                                                    681              136
Tanya Kroitor                                                        681              136
Yvanna Kroitor                                                       681              136

                                                                 Class B
                                                               Convertible        Class C
                                          Associated            Preferred        Preferred
Original Shareholder                    Group B Seller            Shares           Shares
- --------------------             ----------------------------  -----------       ---------
Karen Kucera                                                         666              133
Ian Maxwell                                                          290               58
Lynn A. McCroskey                                                    290               58
Andre Picard                                                          64               13
Jennifer H. Rae                                                      290               58
G. Mary Ruby                                                         507              101
Scocam Investment Corp.                                           19,842            3,968
Sero Sed Serio Inc.                                               22,564            4,513
James Scott Shaw                                                     666              133
William C. Shaw                  Scocam Investment Corporation     1,332              266
Alexander Shea                                                       681              136
Stephen Low Productions Inc.                                         579              116
Martha Turner                                                        290               58
Alvis F. Wales, Jr.                                                  290               58
Andrew Warnock                                                       463               93
James Warnock                                                        463               93
Anne D. Watkinson                                                    290               58

Names and Addresses of Selling Shareholders                            Exhibit A
                                                                     Page 1 of 6

        NAMES OF SELLERS                       ADDRESSES
        ----------------                       ---------

Jonathan Barker                        28 Neville Park Boulevard
                                       TORONTO, Ontario
                                       M4E 3P6

Nancy Bell                             178 Edgemont Street S.
                                       HAMILTON, Ontario
                                       L8K 2H9

Gregory J. Breen                       64 Greencroft Crescent
                                       UNIONVILLE, Ontario
                                       L3R 3Y5

C.W. Breukelman                        4104 Burkeridge Place
                                       WEST VANCOUVER, British Columbia
                                       V7V 3M9

David Breukelman                       4138 Perivale Road
                                       MISSISSAUGA, Ontario
                                       L5C 3V6

Elaine Breukelman                      1801 Stonepath Crescent
                                       MISSISSAUGA, Ontario
                                       L4X 1Y1

Marion E. Breukelman                   46 Miranda Avenue
                                       TORONTO, Ontario
                                       M6E 4G4

Tanya Breukelman                       1801 Stonepath Crescent
                                       MISSISSAUGA, Ontario
                                       L4X 1Y1

W. A. Breukelman                       1801 Stonepath Crescent
                                       MISSISSAUGA, Ontario
                                       L4X 1Y1

Canmont Investment Corp. Ltd.          18A Hazelton Avenue
                                       Apt 406 East
                                       TORONTO, Ontario
                                       M5R 2E2

James B. Cawthon, Jr.                  600 Stratton Court
                                       BIRMINGHAM, Alabama
                                       35209

Diana Chaplin                          c/o Mrs. Janet Young
                                       2743 West First Avenue
                                       VANCOUVER, British Columbia
                                       V6K 1H2

        NAMES OF SELLERS                       ADDRESSES
        ----------------                       ---------

Elizabeth Chaplin                      Sea to Sky Real Estate Ltd.
                                       P.O. Box 1500
                                       4202 Village Square
                                       WHISTLER VILLAGE, British Columbia
                                       V0N 1B0

James D. Chaplin                       R.R. #4
                                       CAMBRIDGE, Ontario
                                       N1R 5S5

Janet Chaplin                          58 Blair Road
                                       CAMBRIDGE, Ontario
                                       N1S 2J1

Richard Chaplin                        R.R. #4
                                       CAMBRIDGE, Ontario
                                       N1R 5S5

Charlford Investments Inc.             Suite 1055
                                       Place du Canada
                                       MONTREAL, Quebec
                                       H3B 2N2

Ann Cochren                            13 Cumminsville Road
                                       Box 7
                                       MILLGROVE, Ontario
                                       L0R 1V0

Daedalus Investments Ltd.              c/o Sontair Limited
                                       2450 Derry Road East, Hanger #9
                                       MISSISSAUGA, Ontario
                                       L5S 1B2

John M. Davison                        64 Hanna Road
                                       TORONTO, Ontario
                                       M4G 3N1

Doug Daymond                           R. R. #22
                                       CAMBRIDGE, Ontario
                                       N3C 2V2

        NAMES OF SELLERS                       ADDRESSES
        ----------------                       ---------


Executronics Limited                   c/o 38 Isabella Street
                                       TORONTO, Ontario
                                       M4Y 1N1

                                       Attention:  W.A. Breukelman

Allison Ferguson                       R.R. #2
                                       PUSLINCH, Ontario
                                       N0B 2J0

Betty Ferguson                         R.R. #2
                                       PUSLINCH, Ontario
                                       N0B 2J0

Graeme Ferguson                        R.R. #1 Norway Point
                                       BAYSVILLE, Ontario
                                       P0B 1A0

Munro Ferguson                         4622 Esplanade Avenue
                                       MONTREAL, Quebec
                                       H2T 2Y5

Joan Fisk                              50 Charles Street
                                       CAMBRIDGE, Ontario
                                       N1S 2W8

Forden Investments Ltd.                Suite 1055
                                       Place du Canada
                                       MONTREAL, Quebec
                                       H3B 2N2

Nancy Ellen Garrett                    50 Charles Street
                                       CAMBRIDGE, Ontario
                                       N1S 2W8

Michael A. Gibbon                      1430 Monk's Passage
                                       OAKVILLE, Ontario
                                       L6M 1J5

Graeholdings Ltd.                      R.R. #1 Norway Point
                                       BAYSVILLE, Ontario
                                       P0B 1A0

Janro Holdings Inc.                    255 Chemin de la Rouge
                                       R.R. #3
                                       ARUNDEL, Quebec
                                       J0T 1A0

        NAMES OF SELLERS                       ADDRESSES
        ----------------                       ---------

David Bedford Keighley                 7 McCarty Crescent
                                       MARKHAM, Ontario
                                       L3P 4R4

Patricia Anne Keighley                 7 McCarty Crescent
                                       MARKHAM, Ontario
                                       L3P 4R4

Barbara Kerr                           55A Avenue Road
                                       Apartment 412
                                       TORONTO, Ontario
                                       M5R 2G3

Robert Kerr                            55A Avenue Road
                                       Apartment 412
                                       TORONTO, Ontario
                                       M5R 2G3

Janet Kroitor                          255 Chemin de la Rouge
                                       R.R. #3
                                       ARUNDEL, Quebec
                                       J0T 1A0

Paul Kroitor                           c/o 255 Chemin de la Rouge
                                       R.R. #3
                                       ARUNDEL, Quebec
                                       J0T 1A0

Roman Kroitor                          255 Chemin de la Rouge
                                       R.R. #3
                                       ARUNDEL, Quebec
                                       J0T 1A0

Stephanie Kroitor                      255 Chemin de la Rouge
                                       R.R. #3
                                       ARUNDEL, Quebec
                                       J0T 1A0

Tanya Kroitor                          R.R. #2
                                       PUSLINCH, Ontario
                                       N0B 2J0

Yvanna Kroitor                         198 Arlington Avenue
                                       Apartment #2
                                       OTTAWA, Ontario
                                       K1R 5S9

Karen Kucera                           7 Joycelyn Drive
                                       STREETSVILLE, Ontario
                                       L5M 1T5

        NAMES OF SELLERS                       ADDRESSES
        ----------------                       ---------

Ian Maxwell                            233 Vance Drive
                                       OAKVILLE, Ontario
                                       L6L 3K9

Lynn A. McCroskey                      4912 Brandywood Drive
                                       BIRMINGHAM, Alabama
                                       35223

Andre Picard                           2496 Route 125
                                       NOTRE-DAME-DE-LA-
                                       MERCI, Quebec
                                       J0T 2A0

Jennifer H. Rae                        470 Wellesley Street East
                                       TORONTO, Ontario
                                       M4X 1H9

G. Mary Ruby                           113 Inglewood Drive
                                       TORONTO, Ontario
                                       M4T 1H6

Scocam Investment Corp.                300 West River Road
                                       R.R. #4
                                       CAMBRIDGE, Ontario
                                       N1R 5S5

Sero Sed Serio Inc.                    55A Avenue Road
                                       Apartment 412
                                       TORONTO, Ontario
                                       M5R 2G3

                                       ATTENTION:  Robert Kerr

James Scott Shaw                       2418 Glenwood School Drive
                                       Unit 42
                                       BURLINGTON, Ontario
                                       L7R 3S2

William C. Shaw                        300 West River Road
                                       R.R. #4
                                       CAMBRIDGE, Ontario
                                       N1R 5S5

Alexander Shea                         1217 Northshore Drive
                                       SUDBURY, Ontario
                                       P3B 1E7

        NAMES OF SELLERS                       ADDRESSES
        ----------------                       ---------

Stephen Low Productions Inc.           1015 Lakeshore Drive
                                       DORVAL, Quebec
                                       H9S 2C9

                                       ATTENTION: Stephen Low

Martha Turner                          R.R. #4
                                       7 Taylor Court
                                       CAMBRIDGE, Ontario
                                       N1R 5S5

Alvis F. Wales, Jr.                    4933 Stone Mill Road
                                       BIRMINGHAM, Alabama
                                       35223

Andrew Warnock                         180 Salisbury Avenue
                                       CAMBRIDGE, Ontario
                                       N1S 1K4

James Warnock                          31 Brant Road North
                                       CAMBRIDGE, Ontario
                                       N1S 2W3

Anne D. Watkinson                      22 Southport Street
                                       Apartment #123
                                       TORONTO, Ontario
                                       M6S 4Y9

434786 Ontario Limited                 Gordon Chaplin
                                       Canadian General-Tower Ltd.
                                       52 Middleton Street
                                       CAMBRIDGE, Ontario
                                       N1R 5T6

434787 Ontario Limited                 James D. Chaplin
                                       Canadian General-Tower Ltd.
                                       52 Middleton Street
                                       CAMBRIDGE, Ontario
                                       N1R 5T6